                                         Exhibit 10.1(j)

SUPPLEMENT NO. 1 dated as of April 3, 2007 (this “Supplement”), to the Collateral Agreement dated as of September 20, 2006 (the “Collateral Agreement”), among BERRY PLASTICS HOLDING CORPORATION (the “Issuer”), each subsidiary of the Issuer identified herein as a party (each, a “Subsidiary Party”) and WELLS FARGO BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.  Reference is made to (i) the Indenture dated as of September 20, 2006 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), by and between BPC Acquisition Corp. and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 20, 2006 by and among the Issuer, BPC Acquisition Corp., the Guarantors named therein and the Trustee and (ii) the Purchase Agreement dated as of September 15, 2006 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Purchase Agreement”), among BPC Acquisition Corp., the several parties named in Schedule I thereto (the “Initial Purchasers”) and, upon the consummation of the merger on the date of the Collateral Agreement, the Issuer (formerly BPC Holding Corporation) and the Subsidiary Parties thereto.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement referred to therein.

C.  The Pledgors have entered into the Collateral Agreement in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. Each of the undersigned Subsidiaries (each, a “New Subsidiary” and collectively the “New Subsidiaries”) are executing this Supplement in accordance with the requirements of the Indenture to each become a Subsidiary Party under the Collateral Agreement as consideration for credit previously extended to the Issuer.

Accordingly, the Collateral Agent and each New Subsidiary agree as follows:

In accordance with Section 7.16 of the Collateral Agreement, each New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, each New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien on all of each New Subsidiary’s right, title and interest in and to the Collateral (as defined in the

Collateral Agreement) of each New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include each New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

Each New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of each New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

Each New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of each New Subsidiary as of the date hereof, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of each New Subsidiary and (c) set forth under its signature hereto is the true and correct legal name of each New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

Each New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

 THE NEW GUARANTORS:

COVALENCE SPECIALTY ADHESIVES LLC

By: Berry Plastics Holding Corporation,
its sole member and manager

By: ____________________________________
Name:
Title:

Legal Name: Covalence Specialty Adhesives LLC

Jurisdiction of Formation: Delaware

Location of Chief Executive Office:

1 Crossroads Drive
Building A, 3rd Floor
Bedminster, New Jersey 07921

COVALENCE SPECIALTY COATINGS LLC

By: Berry Plastics Holding Corporation,
its sole member and manager

By: ____________________________________
Name:
Title:

Legal Name: Covalence Specialty Coatings LLC

Jurisdiction of Formation: Delaware

Location of Chief Executive Office:

1 Crossroads Drive
Building A, 3rd Floor
Bedminster, New Jersey 07921

WELLS FARGO BANK, N.A., as Collateral Agent

By:  ________________________________
Name:
Title: